UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2012

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, the Compensation Committee of the Board of Directors of salesforce.com, inc. (the “Company”) approved changes to the compensation package of Mr. Frank van Veenendaal in connection with his promotion to Vice Chairman of the Company. For Fiscal Year 2013, Mr. van Veenendaal’s annual base salary is $600,000 and annual target bonus is $600,000, effective as of February 1, 2012. The bonus amounts will be determined based upon achievement of a mix of Company and individual performance objectives pursuant to the Company’s Mahalo Bonus Plan. The Company’s Fiscal Year 2013 is from February 1, 2012 to January 31, 2013.

The Compensation Committee also approved equity awards to Mr. van Veenendaal. The equity awards were granted pursuant to the Company’s standard equity granting schedule on February 28, 2012. He received an option grant to purchase 28,842 shares of common stock at the fair market value on the grant date and 2,740 restricted stock units, subject, in each case, to the Company’s standard vesting schedule.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2012	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton Executive Vice President and Chief Legal Officer